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                            Coopers & Lybrand L.L.P.
                             1100 Campanile Building
                              1155 Peachtree Street
                             Atlanta, Georgia  30309


May 9, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  First Liberty Financial Corp.
     Registration on Form S-8

We are aware that our report dated May 6, 1996 on our review of interim financial information of First Liberty Financial Corp. and Subsidiaries for the three-month and six-month periods ended March 31, 1996 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference into the Company's registration statements on Form S-8 (File Nos. 33-24733 and 333-00385). Pursuant to Rule 436(c) under the Securities Act of 1933 this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




/s/ Coopers & Lybrand L.L.P.





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